UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 11, 2003



                             STAAR SURGICAL COMPANY
             (Exact name of registrant as specified in its charter)



         Delaware                        0-11634                95-3797439
(State or other jurisdiction)     (Commission File Number)   (I.R.S. Employer
of incorporation or organization)                            Identification No.)



1911 Walker Avenue, Monrovia, California                            91016
(Address of principal executive offices)                          (Zip Code)



                                 (626) 303-7902
              (Registrant's telephone number, including area code)



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Item 4.  Changes in Registrant's Certifying Accountant

      On June 12, 2003, the Company formally engaged McGladrey & Pullen, LLP as independent accountants to audit the Company's financial statements for the fiscal year ending January 2, 2004. The selection of McGladrey & Pullen, LLP was made by the Audit Committee of the Board of Directors of the Company and, upon recommendation by that committee, was approved by the full Board of Directors.

      During the two most recent fiscal years of the Company and the subsequent interim period prior to the selection of McGladrey & Pullen, LLP, the Company has not consulted with McGladrey & Pullen, LLP regarding any of the matters set forth in Item 304(a)(2)(i)-(ii) of Regulation S-K.

Item 5. Other Events and Regulation FD Disclosure.

      Private Placement of Common Stock

      On June 11, 2003, the Company entered into Purchase Agreements with a group of private investors (the "Investors") who agreed to privately purchase 1,000,000 shares of the Company's Common Stock at a price per share of $9.60 (the "Private Placement"). Payment for the $9,600,000 aggregate purchase price for the Private Placement was received by the Company on June 12, 2003.

      Adams, Harkness & Hill, Inc. acted as placement agent for the Private Placement. In consideration of its services, it is receiving from the Company an engagement fee of $25,000 plus a commission of 5% of the gross proceeds of the Private Placement, for aggregate fees of $505,000.

      Net proceeds of the Private Placement will be used by the Company for repayment of indebtedness and for working capital.

      The following summary of the Private Placement is not intended to be exhaustive and is qualified in its entirety by reference to the form of Stock Purchase Agreement, which is attached to this report as Exhibit 10.96 (the "Stock Purchase Agreement").

      As of June 11, 2003, the Company and the Investors signed and delivered Stock Purchase Agreements evidencing the commitment of each Investor to purchase shares of Common Stock from the Company at a price per share of $9.60, and the commitment of the Company to complete such sale. The aggregate purchase commitment under all of the Stock Purchase Agreements was 1,000,000 shares (the "Shares"). Funding of the purchases was completed on June 12, 2003.

      Each of the Investors is an "accredited purchaser" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Act"). The Private Placement is intended to be exempt from the registration requirements of Section 5 of the Act through the exemption available under
Section 4(2) of the Act and Rule 506 of Regulation D.


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

      The Shares are "restricted securities," as defined in Rule 144(a)(3) under the Act, and accordingly the Shares may not be resold by the Investors without registration under the Act or an available exemption from registration. Under the Purchase Agreements, the Company will be obligated to file with the Securities and Exchange Commission (the "SEC"), as soon as reasonably practicable after the closing of the Private Placement (the "Closing") (but no more than 30 days after the Closing), a registration statement on Form S-3 registering under the Act the resale of the Shares by the Investors (the "Registration Statement").

      The Company will be required to keep the Registration Statement effective until the earlier of (1) two years after the Closing, (2) the time when all of the Shares have been sold under the Registration Statement or in other transactions that result in the Shares being freely tradable, or (3) the time when all of the Shares can be sold without registration or restriction. The Company will be required to keep a current prospectus available for the Investors to use for resales during that period.

      The Company can suspend the use of the Registration Statement for resales up to two times each year, for a period of no longer than 45 days on each such occasion, if required to do so by regulatory action or because material information or events affecting the Company are not adequately disclosed in the then available prospectus.

      If for any reason the Company fails to file the Registration Statement within 30 days after the Closing, the Company will be required to issue "Penalty Shares" to the Investors in a number equal to 1% of the Shares for each subsequent 30-day period during which the Registration Statement is not filed. The Company will also be required to issue Penalty Shares if for any reason there are more than two such suspension periods in any year, or if the 45-day limit for each suspension period is exceeded, again in a number equal to 1% of the Shares for each 30-day period during which the Registration Statement was unavailable in excess of the permitted suspensions.

      If the number of Penalty Shares would exceed the number of shares of Common Stock that the Company can issue without stockholder approval under the Nasdaq rules, the Company will instead pay the cash equivalent of the Penalty Shares based on the average trading price on the three last days of the related 30-day penalty period.

      The Purchase Agreement includes standard representations and warranties by the Company for a transaction of this type, which in general require that the business, financial condition and results of operations of the Company conform with the descriptions and financial statements included in the Company's reports and other documents filed with the SEC.

      In the Private Placement the Investors received no securities or rights to acquire securities, other than the Shares and the right to receive Penalty Shares if the Company fails to satisfy the registration obligations in the Purchase Agreements. No warrants or convertible securities were included in the Private Placement.

Item 7.  Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits. The following is a list of exhibits filed as a part of this report.

    Exhibit Number            Description
    --------------            -----------

         10.96      Form of Stock Purchase Agreement dated June 11, 2003

         99.1       Press Release dated June 12, 2003.

Item 9.  Regulation FD Disclosure

      On June 12, 2003, STAAR Surgical Company issued a press release announcing the signing of the Purchase Agreements. A copy is attached as Exhibit 99.1 to this report and is incorporated herein by this reference.
























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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         STAAR SURGICAL COMPANY


Date: June 13, 2003                      By:  /s/ John Bily
                                              _____________________________
                                              John Bily
                                              Chief Financial Officer


























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